UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 24, 2006

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Loring Drive, Framingham, Massachusetts 01702
(Address of principal executive offices) (Zip Code)

(508) 620-7676
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On May 24, 2006, at the Annual Meeting of Stockholders of Symbollon Pharmaceuticals, Inc. (the "Company"), the stockholders approved the Company's 2006 Non-Employee Directors' Stock Option Plan (the "Plan") which had been adopted by the Board of Directors on March 29, 2006 subject to stockholder approval.

Pursuant to the Plan, on January 2, 2007 and the first business day of each January of each calendar year thereafter, each eligible director will automatically be granted options to purchase 10,000 shares of Class A Common Stock at a purchase price equal to 100% of the stock's fair market value on the date of such grant.  A more detailed description of the terms of the Plan can be found in the Company's definitive proxy statement for the 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2006 (the "Proxy Statement") in the section entitled "Approval of Adoption of Symbollon's 2006 Non-Employee Directors' Stock Option Plan" and is incorporated by reference herein.  The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.1	Symbollon Pharmaceuticals, Inc. 2006 Non-Employee Directors' Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2006

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
Chief Executive Officer, President and Chief Financial Officer